AMENDED SCHEDULE A

TO THE OLD MUTUAL ADVISOR FUNDS II

SERVICE PLAN

(CLASS R SHARES)

AS AMENDED MAY 9, 2007

Name of Fund	Amount of Service Fee	Date Added
Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.25%	09/01/06
Old Mutual Barrow Hanley Fund	0.25%	09/01/06
Old Mutual Columbus Circle Technology and Communications Fund	0.25%	09/01/06
Old Mutual Emerging Growth Fund	0.25%	09/01/06
Old Mutual Focused Fund	0.25%	09/01/06
Old Mutual Growth Fund	0.25%	09/01/06
Old Mutual Heitman REIT Fund	0.25%	09/01/06
Old Mutual Large Cap Fund	0.25%	09/01/06
Old Mutual Large Cap Growth Fund	0.25%	09/01/06
Old Mutual Large Cap Growth Concentrated Fund	0.25%	09/01/06
Old Mutual Mid-Cap Fund	0.25%	09/01/06
Old Mutual Select Growth Fund	0.25%	09/01/06
Old Mutual Small Cap Fund	0.25%	09/01/06
Old Mutual Strategic Small Company Fund	0.25%	09/01/06

Fixed Income Funds
Old Mutual Cash Reserves Fund	0.25%	05/09/07
Old Mutual Dwight Intermediate Fixed Income Fund	0.25%	09/01/06
Old Mutual Dwight Short Term Fixed Income Fund	0.25%	09/01/06